     As filed with the Securities and Exchange Commission on June 11, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                         MANUFACTURERS' SERVICES LIMITED
             (Exact name of registrant as specified in its charter)

              DELAWARE                                           04-3258036
    (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                          Identification No.)


            300 BAKER AVENUE, SUITE 106, CONCORD, MASSACHUSETTS 01742
                    (Address of principal executive offices,
                               including zip code)

                            -------------------------

            AMENDED AND RESTATED 2000 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                            -------------------------

                                 KEVIN C. MELIA
                           300 BAKER AVENUE, SUITE 106
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5630

                            -------------------------
 (Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================

   TITLE OF EACH CLASS OF       AMOUNT TO BE        PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED        OFFERING PRICE PER        AGGREGATE OFFERING      REGISTRATION
                                                        SHARE(1)                  PRICE(2)                FEE
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001        400,000 shares        $3.65 - $11.875           $3,571,099.99            $892.77
    par value per share
====================================================================================================================

(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 400,000 shares to be registered hereunder, 23,000, 10,000, 15,000, 20,000, 600, 2,000, 3,000,
    500, 5,000, 2,000 and 218,429 are subject to options at exercise prices of $3.65, $4.00, $4.05, $4.75, $5.625, $8.45, $8.59, $8.60, $9.625, $10.4375
    and $11.875 per share, respectively. The offering price for the remaining 100,471 shares not subject to options on the date hereof of $5.755 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Manufacturers' Services Limited common stock, par value $.001 per share, as reported on the New York Stock Exchange on June 8, 2001.
(2) The maximum aggregate offering price consists of $83,950 payable in respect of 23,000 shares subject to options at an exercise price of $3.65 per share, $40,000 payable in respect of 10,000 shares subject to options at an exercise price of $4.00 per share, $60,750 payable in respect of 15,000 shares subject to options at an exercise price of $4.05 per share, $95,000 payable in respect of 20,000 shares subject to options at an exercise price of $4.75 per share, $3,375 payable in respect of 600 shares subject to options at an exercise price of $5.625 per share, $16,900 payable in respect of 2,000 shares subject to options at an exercise price of $8.45 per share, $25,770 payable in respect of 3,000 shares subject to options at an exercise price of $8.59 per share, $4,300 payable in respect of 500 shares subject to options at an exercise price of $8.60 per share, $48,125 payable in respect of 5,000 shares subject to options at an exercise price of $9.625 per share, $20,875 in respect of 2,000 shares subject to options at an exercise price of $10.4375 per share, $2,593,844.38 payable in respect of 218,429 shares subject to options at an exercise price of $11.875 per share and $578,210.61 payable in respect of 100,471 shares not subject to options on the date hereof.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Manufacturers' Services Limited (the "Registrant") hereby incorporates the following documents herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "Commission") on April 2, 2001 (Commission File No. 001-15883).

         (b) The Registrant's Current Report on Form 8-K filed with the Commission on May 18, 2001. (Commission File No. 001-15883)

                  The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2001, as filed with the Commission on May 16, 2001. (Commission File No. 001-15883)

         (c) The description of the Common Stock, $.001 par value per share, contained in Item I of the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 16, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation limits the liability of the Registrant's directors to the fullest extent permitted by the Delaware General Corporation Law and provides that the Registrant will indemnify the directors to the fullest extent permitted by such law. The Registrant expects to enter into indemnification agreements with all of its current directors and executive officers and expects to enter into a similar agreement with any new directors or executive officers. The Registrant maintains directors and officers liability insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit

         4.1 Form of Amended and Restated Stockholders Agreement by and among MSL and the stockholders named therein (previously filed as Exhibit 4.7 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.2 First Amended and Restated Credit Agreement dated as of September 29, 2000 by and between Manufacturers' Services Limited and the lenders named in the Credit Agreement (previously filed as Exhibit 4.6 to the Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, as filed with the Commission on November 15, 2000, No. 001-15883).

         4.3 First Amendment Agreement and Consent dated as of September 29, 2000 by and between Manufacturers' Services Limited and the lenders named therein (previously filed as Exhibit 4.7 to the Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, as filed with the Commission on November 15, 2000, No. 001-15883).

         4.4 First Amendment to First Amended and Restated Credit Agreement dated as of October 25, 2000 by and between Manufacturers' Services Limited and the lenders named therein (previously filed as Exhibit 4.1 to the Current Report on Form 8-K, as filed with the Commission on December 5, 2000, No. 001-15883).

         4.5 Second Amendment to First Amended and Restated Credit Agreement dated as of March 2, 2001 by and between Manufacturers' Services Limited and the lenders named therein (previously filed as Exhibit 4.9 to the Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001, No. 001-15883).

         4.6      Amended and Restated 2000 Non-Qualified Stock Option Plan.

         5.1      Opinion of Ropes & Gray.

         23.1     Consent of PricewaterhouseCoopers LLP.

         24.1     Powers of Attorney (included on the signature page in Part
                  II).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
                  Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Commonwealth of Massachusetts, on the 11th day of June, 2001.

                                           MANUFACTURERS' SERVICES LIMITED


                                           By: /s/ Kevin C. Melia
                                              --------------------------------
                                           Name:  Kevin C. Melia
                                           Title: CHIEF EXECUTIVE OFFICER AND
                                                    CHAIRMAN OF THE BOARD

         Each person whose signature appears below constitutes and appoints Kevin C. Melia, Albert A. Notini and Thompson Dean, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Manufacturers' Services Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                   TITLE                                       DATE
         ---------                                   -----                                       ----

/s/ KEVIN C. MELIA                                                                        June 11, 2001
------------------------------------        Chairman of the Board,
     KEVIN C. MELIA                          Chief Executive Officer
                                             (Principal Executive
                                             Officer) and Director

/s/ ROBERT  E. DONAHUE                                                                    June 11, 2001
------------------------------------        President and Director
     ROBERT  E. DONAHUE


/s/ ALBERT A. NOTINI                                                                      June 11, 2001
------------------------------------        Executive Vice President
     ALBERT A. NOTINI                         and Chief Financial Officer
                                              (Principal Financial
                                              Officer)



/s/ RICHARD J. GAYNOR                                                                      May 31, 2001
------------------------------------        Vice President and Corporate
     RICHARD J. GAYNOR                        Controller (Principal Accounting
                                              Officer)


/s/ THOMPSON DEAN                                                                          June 11, 2001
------------------------------------        Director
     THOMPSON DEAN


/s/ KARL WYSS                                                                              June 4, 2001
------------------------------------        Director
     KARL WYSS


/s/ GEORGE W. CHAMILLARD                                                                   June 11, 2001
------------------------------------        Director
     GEORGE W. CHAMILLARD



/s/ WILLIAM WEYAND                                                                         June 11, 2001
------------------------------------        Director
     WILLIAM WEYAND


/s/ JOHN F. FORT, III                                                                      June 11, 2001
------------------------------------        Director
     JOHN F. FORT, III


/s/ CURTIS S. WOSNIAK                                                                      June 11, 2001
------------------------------------        Director
     CURTIS S. WOSNIAK

                                  EXHIBIT INDEX

   4.1 Form of Amended and Restated Stockholders Agreement by and among MSL and the stockholders named therein (previously filed as Exhibit 4.7 to the Registration Statement on Form S-1, as amended, No. 333-96227).

   4.2 First Amended and Restated Credit Agreement dated as of September 29, 2000 by and between Manufacturers' Services Limited and the lenders named in the Credit Agreement (previously filed as Exhibit
             4.6 to the Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, as filed with the Commission on November 15, 2000, No. 001-15883).

   4.3 First Amendment Agreement and Consent dated as of September 29, 2000 by and between Manufacturers' Services Limited and the lenders named therein (previously filed as Exhibit 4.7 to the Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, as filed with the Commission on November 15, 2000, No. 001-15883).

   4.4 First Amendment to First Amended and Restated Credit Agreement dated as of October 25, 2000 by and between Manufacturers' Services Limited and the lenders named therein (previously filed as Exhibit
             4.1 to the Current Report on Form 8-K, as filed with the Commission on December 5, 2000, No. 001-15883).

   4.5 Second Amendment to First Amended and Restated Credit Agreement dated as of March 2, 2001 by and between Manufacturers' Services Limited and the lenders named therein (previously filed as Exhibit
             4.9 to the Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001, No. 001-15883).

   4.6       Amended and Restated 2000 Non-Qualified Stock Option Plan.

   5.1       Opinion of Ropes & Gray.

   23.1      Consent of PricewaterhouseCoopers LLP.

   24.1      Powers of Attorney (included on the signature page in Part II).